Exhibit 99.2

5BARz INTERNATIONAL INC. AND SUBSIDIARIES
( A Development Stage Company)
CONDENSED CONSOLIDATED PRO-FORMA BALANCE SHEETS
(Unaudited)
	September 30,	Adjustments		September 30,
	2013			2013
ASSETS				Pro-Forma
CURRENT ASSETS:
Cash	$143,754	(i)	1,566,980	$1,710,734
Prepaid expenses and deposits	61,075			61,075
TOTAL CURRENT ASSETS	204,829			1,771,809

FIXED ASSETS:
Equipment, net	7,015			7,015
OTHER ASSETS:
Intangible assets	3,387,406			3,387,406
Goodwill	1,140,246			1,140,246
Total other assets	4,527,652			4,527,652
TOTAL ASSETS	$4,739,496			$6,306,476

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,562,262	(ii)	(1,018,823)	$1,543,439
Due to escrow agent	52,321			52,321
Accrued derivative liabilities	60,772			60,772
Notes payable (net of discount)	1,089,882	(iii)	(514,398)	575,484
TOTAL CURRENT LIABILITIES	3,765,237			2,232,016
Related party loans	472			472

TOTAL LIABILITIES	3,765,709			2,232,488

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 250,000,000 shares authorized; 160,117,625 shares issued and outstanding as of September 30, 2013 on a pro-forma basis	138,404		21,714	160,118
Capital in excess of par value	5,179,130		2,149,676	7,328,806
Deficit accumulated during the development stage	(4,989,290)	(iv)	928,811	(4,060,479)
Accumulated Other Comprehensive Income	27,250			27,250
Non-controlling interest	618,293			618,293
Total stockholders' equity	973,787			4,073,988
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,739,496			$6,306,476

(i)	Private placement proceeds received subsequent to September 30, 2012 - $1,566,980
(ii)	Settlement of accounts payable for units $1,018,823
(iii)	Settlement of notes payable for units $514,398
(iv)	Gain on settlement of debts - $928,811